Exhibit 16.2

October 31, 2005

Securities and Exchange Commission

450 Fifth Street, N. W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Lake Shore Savings and Loan Association (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of Lake Shore Savings and Loan Association’s Registration Statement on Form S-1 to be filed on or about November 2, 2005. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ Fagliarone Group CPAs, PC

D/b/a TFG CPAs

Lake Shore Savings and Loan Association

Statement Concerning Change in Accountants

Attachment to Letter of Fagliarone Group CPAs, PC dated October 31, 2005

On January 28, 2004, our Board of Directors retained Fagliarone Group CPAs, PC as our independent auditors for the fiscal year ended December 31, 2004. Fagliarone Group CPAs, PC elected not to register with the Public Company Accounting Oversight Board. Therefore in order to file a registration statement for an offering of our common stock pursuant to the Securities Act of 1933, as amended, and to register our common stock with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, we dismissed Fagliarone Group CPAs, PC and retained Beard Miller Company LLP as our independent registered public company accounting firm on August 24, 2005.

Effective August 24, 2005, our Board of Directors dismissed the Fagliarone Group CPAs, PC as our independent auditors. There were no disagreements with the former independent auditors during the year ended December 31, 2004 or during the subsequent interim period preceding their dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former accountants’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Nor did Fagliarone Group CPAs, PC’s audit report on our financial statements for 2004 contain an adverse opinion or a disclaimer of an opinion, or any qualification or modifications as to uncertainty, audit scope, or accounting principles.